                                                                   EXHIBIT 23.03

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Flextronics International Ltd. (the Company) on Form S-8 of our report dated March 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended March 31, 2002 and relating to the consolidated financial statements of the DII Group, Inc. and Subsidiaries for the year ended January 2, 2000 which are not presented separately in the Annual Report on Form 10-K.

/s/  Deloitte & Touche LLP

Denver, Colorado
November 18, 2002